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                                                                     EXHIBIT 4.2





                            METROCORP BANCSHARES, INC.

                            1998 STOCK INCENTIVE PLAN

                                NOVEMBER 25, 1998

                                  (AS AMENDED)



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                                TABLE OF CONTENTS
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                                                                                                               PAGE

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Article I.    General............................................................................................1
         Section 1.1.      Purpose...............................................................................1
         Section 1.2.      Administration........................................................................1
         Section 1.3.      Eligibility For Participation.........................................................1
         Section 1.4.      Types Of Awards Under Plan............................................................2
         Section 1.5.      Aggregate Limitation On Awards........................................................2
         Section 1.6.      Effective Date And Term Of Plan.......................................................3

Article II.   Stock Options......................................................................................3
         Section 2.1.      Award Of Stock Options................................................................3
         Section 2.2.      Stock Option Agreements...............................................................3
         Section 2.3.      Stock Option Price....................................................................3
         Section 2.4.      Term And Exercise.....................................................................3
         Section 2.5.      Manner Of Payment.....................................................................3
         Section 2.6.      Restrictions On Certain Shares........................................................3
         Section 2.7.      Death, Retirement And Termination Of Employment Of Optionee...........................4

Article III.  Incentive Stock Options............................................................................4
         Section 3.1.      Award Of Incentive Stock Options......................................................4
         Section 3.2.      Incentive Stock Option Agreements.....................................................4
         Section 3.3.      Incentive Stock Option Price..........................................................5
         Section 3.4.      Term And Exercise.....................................................................5
         Section 3.5.      Maximum Amount Of Incentive Stock Option Grant........................................5
         Section 3.6.      Death Of Optionee.....................................................................5
         Section 3.7.      Retirement Or Disability..............................................................5
         Section 3.8.      Termination Of Employment For Other Than Cause........................................5
         Section 3.9.      Termination For Cause Or Other Reasons................................................6
         Section 3.10.     Applicability Of Stock Options Sections...............................................6

Article IV.   Performance Share Awards...........................................................................6
         Section 4.1.      Awards Granted By Committee...........................................................6
         Section 4.2.      Amount Of Award.......................................................................6
         Section 4.3.      Communication Of Award................................................................6
         Section 4.4.      Amount Of Award Payable...............................................................6
         Section 4.5.      Adjustments...........................................................................7
         Section 4.6.      Payments Of Awards....................................................................7
         Section 4.7.      Termination Of Employment.............................................................7
         Section 4.8.      Transfer Restriction..................................................................7

Article V.    Miscellaneous......................................................................................7
         Section 5.1.      General Restriction...................................................................7
         Section 5.2.      Non-Assignability.....................................................................7
         Section 5.3.      Withholding Taxes.....................................................................7
         Section 5.4.      Right To Terminate Employment.........................................................8
         Section 5.5.      Non-Uniform Determinations............................................................8
         Section 5.6.      Rights As A Stockholder...............................................................8
         Section 5.7.      Definitions...........................................................................8
         Section 5.8.      Leaves Of Absence.....................................................................8
         Section 5.9.      Newly Eligible Employees..............................................................8
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                                TABLE OF CONTENTS
                                   (continued)
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                                                                                                               PAGE

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         Section 5.10.     Adjustments...........................................................................9
         Section 5.11.     Changes In The Company's Capital Structure............................................9
         Section 5.12.     Amendment Of The Plan................................................................10
         Section 5.13.     Rights Under The Plan................................................................10
         Section 5.14.     Applicable Law.......................................................................10
         Section 5.15.     Intention To Comply With Applicable Securities Laws..................................11
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                                      -ii-

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                            METROCORP BANCSHARES, INC.

                            1998 STOCK INCENTIVE PLAN

                               ARTICLE I. GENERAL

SECTION 1.1. PURPOSE. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) associate the interests of the officers and other key employees of METROCORP BANCSHARES, INC. and its subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide officers and other key employees with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented officers and employees; and (4) provide an incentive to the officers and other key employees for continuous employment with the Company. Certain capitalized terms are defined in Section 5.7.

SECTION 1.2. ADMINISTRATION.

      (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), as constituted from time to time, each member of which shall be a Non-Employee Director, as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission.

      (b) The Committee shall have the authority, in its sole discretion and from time to time to:

             (i) designate the officers and key employees of the Company eligible to participate in the Plan;

             (ii) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

             (iii) impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Award as the Committee shall deem appropriate;

             (iv) prescribe the form and terms of instruments evidencing such Awards; and

             (v) interpret the Plan and any agreement, instrument or other document executed in connection with the Plan; adopt, amend and rescind rules and regulations relating to the Plan; and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

      (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company and any employee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No member of the Committee shall be liable for any action taken or decision made relating to the Plan or any Award thereunder.

SECTION 1.3. ELIGIBILITY FOR PARTICIPATION. Participants in the Plan shall be selected by the Committee from the officers, employees and consultants of the Company or its Subsidiaries who, in the opinion of the Committee, have the capacity to contribute to the successful performance of the Company or a Subsidiary. For the purposes of this Plan, the term "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

SECTION 1.4. TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any one or more of the following:

             (i)    Stock Options, as described in Article II;

             (ii)   Incentive Stock Options, as described in Article III; and/or

             (iii)  Performance Shares, as described in Article IV.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Committee, and not inconsistent with this Plan. Award Agreements may provide such vesting schedules for Stock Options and Incentive Stock Options, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Award Agreements, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. However, except as provided in this Plan, no modification of an Award shall impair the rights of the holder thereof without his or her consent.

SECTION 1.5. AGGREGATE LIMITATION ON AWARDS.

      (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). Subject to adjustment by the operation of Section 5.10 hereof, the maximum number of shares of Common Stock which may be issued pursuant to Awards issued under the Plan shall be 700,000.

      (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time:

             (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option; and

             (ii) only the net shares issued as Performance Shares shall be counted (shares reacquired by the Company because of failure to achieve a performance target or failure to become fully vested for any other reason shall again be available for issuance under the Plan).

      (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

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SECTION 1.6. EFFECTIVE DATE AND TERM OF PLAN.

      (a) The Plan shall become effective only after (i) it has been approved by the stockholders of the Company at the 1998 Annual Meeting of Stockholders and (ii) the Company shall have completed an initial public offering.

      (b) No Awards shall be made under the Plan after the tenth anniversary of the effective date of this Plan; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           ARTICLE II. STOCK OPTIONS

SECTION 2.1. AWARD OF STOCK OPTIONS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

SECTION 2.2. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

SECTION 2.3. STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

SECTION 2.4. TERM AND EXERCISE. A Stock Option shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall a Stock Option be exercisable later than the tenth anniversary of the date of grant (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

SECTION 2.5. MANNER OF PAYMENT. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards or other property, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such shares of Common Stock, or other property so tendered to the Company, as of the date of such tender, is at lease equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 2.6. RESTRICTIONS ON CERTAIN SHARES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock; PROVIDED, HOWEVER, that the Company shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of a Stock Option prior to the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any government regulatory body, which the Committee shall determine to be

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necessary or advisable. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

SECTION 2.7. DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the
Committee:

      (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year after the Optionee's death. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

      (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) six months (in the case of permanent disability) or three months (in the case of retirement) after the termination of the Optionee's employment.

      (c) Upon termination of the Optionee's employment by reason other than death, disability or cause (as each is determined by the Committee), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 30 days of the date of termination.

      (d) Upon termination of the Optionee's employment for cause (as determined by the Committee), or for any reason other than as provided in Subsection (a), (b) and (c) of this Section 2.7, all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

                      ARTICLE III. INCENTIVE STOCK OPTIONS

SECTION 3.1. AWARD OF INCENTIVE STOCK OPTIONS. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan who is an employee of the Company one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the participant agrees otherwise. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

SECTION 3.2. INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

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SECTION 3.3. INCENTIVE STOCK OPTION PRICE. The option price per share of Common
Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total voting power of the Company unless the option price is at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

SECTION 3.4. TERM AND EXERCISE. Each Incentive Stock Option shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall an Incentive Stock Option be exercisable later than the tenth anniversary of the date of grant (the "Option Term"). Notwithstanding the foregoing, if the Optionee is the owner of 10% or more of the total voting power of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five years from the date of award. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

SECTION 3.5. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during any calendar year (under all plans of the Optionee's employer corporations and their parent and subsidiary corporations) shall not exceed $100,000. If the immediate exercisability of Incentive Stock Options awarded pursuant to this Article III would cause this $100,000 limitation to be exceeded for an Optionee, such excess Incentive Stock Options held by such Optionee shall be treated as non-qualified Stock Options to the extent necessary to comply with the $100,000 limitation by taking all such Options into account in the order in which they were granted.

SECTION 3.6. DEATH OF OPTIONEE.

      (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

      (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

SECTION 3.7. RETIREMENT OR DISABILITY. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Committee, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) one year (in the case of permanent disability, as defined in the Internal Revenue Code of 1986) or three months (in the case of retirement) after the date of termination. Notwithstanding the terms of an Award Agreement, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option shall not be available to an Optionee who exercises any Incentive Stock Options more than (i) one year after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

SECTION 3.8. TERMINATION OF EMPLOYMENT FOR OTHER THAN CAUSE. Upon termination of the Optionee's employment by reason other than as provided in Sections 3.6 or 3.7, or by reason other than cause (as determined by the Committee), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) 30 days of the date of termination.

SECTION 3.9. TERMINATION FOR CAUSE OR OTHER REASONS. Upon termination of the Optionee's employment for cause (as determined by the Committee), or for any other reason other than as provided in Sections 3.6, 3.7 and 3.8, or except as otherwise determined by the Committee in an Award Agreement, all Incentive Stock Options shall terminate immediately upon the termination of the Optionee's employment.

SECTION 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS. Sections 2.5, Manner of Payment; and 2.6, Restrictions on Certain Shares, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

                      ARTICLE IV. PERFORMANCE SHARE AWARDS

SECTION 4.1. AWARDS GRANTED BY COMMITTEE. Coincident with or following designation for participation in the Plan, a participant may be granted Performance Shares. Certificates representing Performance Shares shall be issued to the participant effective as of the date of the Award. Holders of Performance Shares shall have all of the voting, dividend and other rights of stockholders of the Company, subject to the terms of any Award Agreement.

SECTION 4.2. AMOUNT OF AWARD. The Committee shall establish a maximum amount of a participant's Award, which amount shall be denominated in shares of Common Stock.

SECTION 4.3. COMMUNICATION OF AWARD. Written notice of the maximum amount of a participant's Award and the Performance Cycle determined by the Committee, if any, shall be given to a participant as soon as practicable after approval of the Award by the Committee. The grant of Performance Shares shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Shares, in such form as the Committee may from time to time determine, providing for the terms of such grant.

SECTION 4.4. AMOUNT OF AWARD PAYABLE. Performance Shares may be granted based upon past performance or future performance. In addition to any other restrictions the Committee may place on Performance Shares, the Committee may, in its discretion, provide that Performance Shares shall vest upon the satisfaction of performance targets to be achieved during an applicable "Performance Cycle." Failure to satisfy the performance targets may result, in the Committee's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Shares by the participant and the return of such shares to the Company, or have any other consequence as determined by the Committee. Performance targets established by the Committee may relate to corporate, group, unit or individual performance and may be established in terms of cash flow or cash flow per share, net asset value or net asset value per share, earnings, or such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. The Committee may also establish that a portion of a full or maximum amount of a participant's Award will be paid (subject to Section 4.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award. Certificates representing Performance Shares shall bear a legend restricting their transfer and requiring the forfeiture of the shares to the Company if any performance targets or other conditions to vesting are not met. The Committee may also

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require a participant to deliver certificates representing unvested Performance
Shares to the Company in escrow until the Performance Shares vest.

SECTION 4.5. ADJUSTMENTS. At any time prior to vesting of a Performance Share, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions, divestitures or any other event determined by the Committee.

SECTION 4.6. PAYMENTS OF AWARDS. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to vesting an Award relating to such Performance Cycle. To the extent the Committee determines Performance Shares have vested, the Company shall issue to the participant certificates representing vested shares free of any legend regarding performance targets or forfeiture in exchange for such participant's legended certificates.

SECTION 4.7. TERMINATION OF EMPLOYMENT. Unless the Award Agreement provides for vesting upon death, disability, retirement or termination of employment, upon any such termination of employment of a participant prior to vesting of Performance Shares, all outstanding and unvested Awards of Performance Shares to such participant shall be cancelled, shall not vest and shall be returned to the Company.

SECTION 4.8. TRANSFER RESTRICTION. Any Award Agreement providing for the issuance of Performance Shares to any person who, at the time of grant, is subject to the restrictions of Section 16(b) of the Exchange Act, shall provide that such Common Stock cannot be resold for a period of six months following the grant of such Performance Shares.

                            ARTICLE V. MISCELLANEOUS

SECTION 5.1. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. The provisions of this Plan are intended, and shall be interpreted, to permit Awards made pursuant hereto to comply with the exemptions afforded by Rule 16b-3 under the 1934 Act.

SECTION 5.2. NON-ASSIGNABILITY. No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

SECTION 5.3. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, at the Company's discretion, the Company may issue, transfer or vest only such number of shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

SECTION 5.4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

SECTION 5.5. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

SECTION 5.6. RIGHTS AS A STOCKHOLDER. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

SECTION 5.7. DEFINITIONS. In this Plan, the following definitions shall apply:

      (a) "Award" shall mean a grant of Stock Options, Incentive Stock Options or Performance Shares under the Plan.

      (b) "Fair market value" as of any date and in respect of any share of Common Stock shall mean the closing price on such date on the NASDAQ National Market System or such other exchange or market trading system upon which the Common Stock shall then be trading; PROVIDED, HOWEVER, that if shares of Common Stock shall not have been traded on any public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

      (c)    "Option" means a Stock Option or Incentive Stock Option.

      (d) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

      (e) "Performance Cycle" means the period of time, if any, as specified by the Committee over which Performance Shares are to be vested.

SECTION 5.8. LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

SECTION 5.9. NEWLY ELIGIBLE EMPLOYEES. The Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

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SECTION 5.10. ADJUSTMENTS. In the event of any change in the outstanding Common
Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options or Performance Shares theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

SECTION 5.11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

      (a) The existence of outstanding Options or Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the provisions, if any, in the Award Agreement (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased.

      (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, (i) each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable and
(ii) unless otherwise provided by the Committee, the number of shares of Common Stock, other securities or consideration to be received with respect to unvested Performance Shares shall continue to be subject to the Award Agreement, including any vesting provisions thereof.

      (d) If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unvested Performance Shares or unexercised Options remain outstanding, then the Committee may direct that any of the following shall occur:

             (i) If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of


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such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

             (ii) The Committee may waive any limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option or Performance Share such that (A) such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets or
(B) the vesting of such Performance Share shall occur upon such merger, consolidation or sale of assets; and/or

             (iii) The Committee may cancel all outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full during a period of not less than 30 days prior to the effective date of such merger, consolidation or sale of assets.

      (e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

SECTION 5.12. AMENDMENT OF THE PLAN.

      (a) The Board may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

      (b) The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Board may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.10), or (ii) extend the term of the Plan. Notwithstanding the above, no amendment to the Plan or any Award shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the 1934 Act, or any successor provision. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect a participant's rights under an Award previously granted to such participant.

SECTION 5.13. RIGHTS UNDER THE PLAN. No officer or employee of the Company shall have a right to be selected to participate in the Plan nor, having been so selected, to be selected again to participate in the Plan. No officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company. Neither the Plan nor any action taken thereunder shall be construed as giving and employee of the Company any right to be retained in the employ of the Company.

SECTION 5.14. APPLICABLE LAW. To the extent that the Plan is not governed or regulated by applicable federal law, the Plan shall be governed and regulated under and in accordance with the laws of the State of Texas.


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SECTION 5.15. INTENTION TO COMPLY WITH APPLICABLE SECURITIES LAWS.

      (a) With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      (b) All transactions pursuant to terms of the Plan, including, with limitation, Awards and vesting of shares of Common Stock, shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws. The Committee may, in its sole discretion, defer the effectiveness of such transaction to pursue whatever actions may be required to ensure compliance with such federal or state securities or other laws.



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